Exhibit 99.1

Seritage Growth Properties Appoints Amanda Lombard as Chief Financial Officer

New York, NY – November 10, 2020 – Seritage Growth Properties (NYSE:SRG) announced today that Amanda Lombard, previously Chief Accounting Officer of Seritage, has been appointed Executive Vice President and Chief Financial Officer.

“We are very pleased to announce Amanda’s promotion to Chief Financial Officer.  Amanda has been an integral member of our management team at Seritage and has established strong relationships with key stakeholders and across the organization.  Having performed exceptionally well in her prior role as Chief Accounting Officer, Amanda’s deep knowledge of our business and capital strategies, financial reporting and operations will help facilitate a seamless CFO leadership transition,” stated Benjamin Schall, President and Chief Executive Officer.

Prior to joining Seritage as Chief Accounting Officer in November 2018, Ms. Lombard held various accounting and financial reporting roles of increasing responsibility at Gramercy Property Trust, a publicly-traded real estate investment trust, the last being Chief Accounting Officer.  Ms. Lombard began her career at PricewaterhouseCoopers LLP in the assurance practice focusing on private equity and hedge funds. Ms. Lombard has a B.A. in Economics from the University of Michigan and a MAcc from the Stephen M. Ross School of Business at the University of Michigan.

Ms. Lombard will work directly with outgoing Chief Financial Officer Brian Dickman to transition responsibilities on or before December 11, 2020.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: our historical exposure to Sears Holdings and the effects of its previously announced bankruptcy filing; the litigation filed against us and other defendants in the Sears Holdings adversarial proceeding pending in bankruptcy court; Holdco’s termination and other rights under its master lease with us; competition in the real estate and retail industries; risks relating to our recapture and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; the impact of ongoing negative operating cash flow on our ability to fund operations and ongoing development; our ability to access or obtain sufficient sources of financing to fund our liquidity needs; our relatively limited history as an operating company; and the impact of the COVID-19 pandemic on the business of our tenants and our business, income, cash flow, results of operations, financial condition, liquidity, prospects, ability to service our debt obligations and our ability to pay dividends and other distributions to our shareholders.  For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in our filings with the Securities and Exchange Commission, including the risk factors relating to Sears Holdings and Holdco.  While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage Growth Properties is a publicly-traded, self-administered and self-managed REIT with 166 wholly-owned properties and 29 unconsolidated properties totaling approximately 30.4 million square feet of space across 44 states and Puerto Rico.  The Company was formed to unlock the underlying real estate value of a high-quality retail portfolio it acquired from Sears Holdings in July 2015.  The Company’s mission is to create and own revitalized shopping, dining, entertainment and mixed-use destinations that provide enriched experiences for consumers and local communities, and create long-term value for our shareholders.

Contact

Seritage Growth Properties
646-277-1268
IR@Seritage.com